MONAKER GROUP, INC. - 10-K

Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement Nos. 333-224309 and 333-226951 on Form S-3 and Registration No. 333-229370 on Form S-8 of Monaker Group, Inc., of our report dated June 13, 2019, relating to the consolidated financial statements of Monaker Group, Inc. and subsidiaries that appear in the Annual Report on Form 10-K of Monaker Group, Inc. for the year ended February 28, 2019.

/s/ Thayer O’Neal Company, LLC

Houston, Texas

Date: June 13, 2019